UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2014

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Correction to Charter

On March 20, 2014, the board of directors of Dividend Capital Diversified Property Fund Inc. (the “Company”) approved the filing of a Certificate of Correction to the Company’s Articles of Restatement (the “Charter”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in order to correct the wording of the definition of “Roll-Up Transaction” in the Charter. Specifically, the phrase “the Corporation” in clause (a) of the definition of “Roll-Up Transaction” has been corrected to be “a corporation.” The Certificate of Correction was filed with the SDAT on March 21, 2014 and is attached to this Current Report on Form 8-K as Exhibit 3.1.

Amended and Restated Bylaws

Effective March 20, 2014, with the approval of its board of directors, the Company amended and restated its bylaws in order to add Article XIV, which provides that the Circuit Court for Baltimore City, Maryland, shall be the sole and exclusive forum for certain litigation. No other provisions to the bylaws were revised. The amended and restated bylaws are attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 8.01	Other Events.

Amendments to Valuation Procedures

On March 20, 2014, the Company’s board of directors adopted amendments to add clarifications to the Company’s valuation procedures for calculating its net asset value (“NAV”). As amended, the valuation procedures provide that the acquisition price of newly acquired properties will serve as the Company’s appraised value for the year of acquisition, and thereafter will be part of the normal appraisal cycle such that they are appraised at least every calendar year. The amendment also clarified that although real estate-related liabilities are generally included in the Company’s determination of NAV in accordance with accounting principles generally accepted in the United States (“GAAP”), there are some circumstances where liabilities may be included in the Company’s determination of NAV using an alternative methodology to GAAP. For example, if a loan amount exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, the Company will assume an equity value of zero for purposes of the combined real property and the loan in the determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the carrying value according to GAAP, the Company would recognize the legal liability rather than the GAAP determination of the liability.

Developments Relating to Our First Quarter Redemptions

Under our Class E share redemption program (the “Class E SRP”) that is currently in effect, funds for redemptions made at the end of each quarter are generally limited to an amount equal to (i) funds received from the sale of Class E shares under our distribution reinvestment plan during such calendar quarter, plus (ii) 50% of the difference between (a) the proceeds (net of sales commissions) received by us from the sale of Class A, Class W and Class I shares in our public primary offering and under our distribution reinvestment plan during the most recently completed calendar quarter, and (b) the dollar amount used to redeem Class A, Class W and Class I shares during the most recently completed calendar quarter pursuant to the Class A, W and I share redemption program, less (iii) funds used for redemptions of Class E shares in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of a stockholder during such calendar quarter. However, our board of directors may from time to time, but is not obligated to, authorize funds for redemptions of Class E shares in greater or lower amounts. In particular, on March 4, 2014, our board of directors approved an increase in funds available for Class E share redemptions made with respect to the first quarter of 2014 by an amount equal to the lesser of (i) $10 million or (ii) such amount as is necessary such that 10% of the Class E shares submitted for redemption pursuant to requests received in good order by the applicable deadline, and inclusive of qualifying death and disability requests, will be satisfied. We are not obligated to redeem shares of our common stock under the Class E SRP. The foregoing limitation is referred to as the “Quarterly Redemption Cap.”

The Quarterly Redemption Cap applicable to redemption requests in the first quarter of 2014 is expected to be approximately $8.7 million (the “First Quarter Redemption Cap”), which includes the additional amount the board of directors intends to make available. Through March 16, 2014 (the “Deadline”), the last day for first quarter 2014 redemption requests to be submitted under the Class E SRP, we had received requests to redeem approximately 18.0 million shares of common stock (the “Total First Quarter Redemption Requests”), approximately 599,000 of which are for qualifying death and disability redemption requests. Based on application of the First Quarter Redemption Cap, we expect that requesting stockholders whose requests were received on or before the Deadline will be redeemed pro rata.

Based on the March 24, 2014 NAV of $6.95 per Class E share, we expect to redeem, for the first quarter of 2014, approximately 10% of the Class E shares requested to be redeemed on or before the Deadline, including all shares requested pursuant to qualifying death and disability requests. We expect that Class E shares requested to be redeemed on or before the Deadline pursuant to requests other than qualifying death and disability requests will be satisfied on a pro rata basis and that approximately 7% of such shares (the “Pro Rata Percentage”) will be redeemed. The actual Pro Rata Percentage of redemptions will be determined, in part, based on the NAV per share on March 31, 2014 pursuant to the terms of the Class E SRP. A copy of the Class E SRP was mailed to stockholders, was included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2012, and is also available on our web site at www.dividendcapitaldiversified.com. In accordance with the Class E SRP, any portion of a redemption request of a stockholder that is not honored will be deemed automatically withdrawn, and any such stockholder may resubmit a request in a subsequent quarter (subject to the applicable Quarterly Redemption Cap and all other terms and conditions of the Class E SRP). We will not retain redemption requests that are not honored.

The First Quarter Redemption Cap, Total First Quarter Redemption Requests and Pro Rata Percentage are preliminary figures that are subject to change. Pursuant to the terms of the Class E SRP, stockholders who submitted timely redemption requests may withdraw their requests, in whole or in part, by submitting a written request that we receive on or before March 31, 2014. In addition, any stockholder who has requested redemption and is a participant in our distribution reinvestment plan will remain a participant in the distribution reinvestment plan unless we receive written notice terminating the stockholder’s participation in accordance with the distribution reinvestment plan. Any stockholder that wishes to withdraw a redemption request or terminate their participation in the distribution reinvestment plan should submit the same in writing to:

Dividend Capital Diversified Property Fund Inc.

c/o DST Systems, Inc.

430 West 7th Street, Suite 219079

Kansas City, MO 64105.

Forward-Looking Statements

This current report includes “forward-looking statements” regarding redemptions under the Company’s Class E SRP. These statements are based on certain assumptions and analyses made by the Company in light of the Company’s experience and the Company’s perception of current conditions, expected future developments and other factors the Company believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause the First Quarter Redemption Cap, Total First Quarter Redemption Requests and Pro Rata Percentage to vary are future sales and redemptions of the Company’s shares of common stock and whether the Company’s board of directors authorizes funds for redemptions of Class E shares in greater or lower amounts than the standard Quarterly Redemption Cap. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Certificate of Correction to Articles of Restatement*

3.2	Fifth Amended and Restated Bylaws*

*	Filed or furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

March 26, 2014
	By:	/s/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer